EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3, and related Prospectus of National Computer Systems,Inc. for the registration of 542,632 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1996, with respect to the consolidated financial statements of National Computer Systems, Inc. incorporated by referene in its Annual Report on Form 10-K for the year ended January 31, 1996 filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
April 15, 1997